UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 10, 2022, XPO Logistics, Inc. (the “company”) entered into Amendment No. 7 to Credit Agreement (the “Amendment”) by and among the company, certain subsidiaries of the company, certain lenders, and Morgan Stanley Senior Funding, Inc. in its capacity as agent (the “Agent”), amending the Senior Secured Term Loan Credit Agreement dated as of October 30, 2015 (as previously amended, amended and restated, supplemented or otherwise modified, the “Existing Term Loan Agreement”), by and among the company, certain subsidiaries of the company, certain lenders, and the Agent. The Amendment amended the Existing Term Loan Agreement to, among other things (i) waive any restriction thereunder relating to the company’s previously announced proposed separation of its tech-enabled brokered transportation platform and (ii) permit the net proceeds of asset sales and other dispositions to be applied to repay outstanding indebtedness of the company or its subsidiaries, subject to certain terms and conditions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 7 to Credit Agreement, dated as of June 10, 2022, by and among XPO Logistics, Inc., certain subsidiaries of the company, certain lenders, and Morgan Stanley Senior Funding, Inc., as agent.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2022	XPO LOGISTICS, INC.

	By:	/s/ Ravi Tulsyan
Name: Ravi Tulsyan
Title: Chief Financial Officer